Exhibit 10.1

UNITED COMMUNITY BANKS, INC.
AMENDED AND RESTATED
2000 KEY EMPLOYEE STOCK OPTION PLAN

STOCK OPTION AWARD AGREEMENT
(Incentive Stock Option)

Optionee:

Number of Shares:	Shares

Option Exercise Price:	$	per Share

Date of Grant:

Vesting Schedule:	Per attached Optionee Statement referred to herein as “Exhibit B”

Territory:	Any county and any contiguous county and any metropolitan statistical area in which any of the Company’s subsidiary banks has an office as of the date hereof.

THIS AGREEMENT (the “Agreement”) is entered into as of the ______ day of____________, ________, by and between UNITED COMMUNITY BANKS, INC., a Georgia corporation (the “Company”), and the individual designated above (the “Optionee”).

WHEREAS, the United Community Banks, Inc. Amended and Restated 2000 Key Employee Stock Option Plan (the “Plan”) was adopted by the Company, effective March 15, 2007;

WHEREAS, the Optionee performs valuable services for the Company or a Subsidiary; and

WHEREAS, the Board of Directors of the Company or the committee responsible for the administration of the Plan has determined to grant the Option to the Optionee as provided herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Grant of the Option.

1.1           Option. An option to purchase shares of the Company’s Common Stock, par value $1.00 per share (the “Shares”), is hereby granted to the Optionee (the “Option”).

1.2           Number of Shares. The number of Shares that the Optionee can purchase upon exercise of the Option is set forth above.

1.3           Option Exercise Price. The price the Optionee must pay to exercise the Option (the “Option Exercise Price”) is set forth above. The Option Exercise Price per Share may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant (one hundred and ten percent (110%) of the Fair Market Value of a Share if the Participant owns (within the meaning of Section 424(d) of the Code) stock of the Company or any Subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or Subsidiary).

1.4           Date of Grant. The date that the Option is granted (the “Date of Grant”) is set forth above.

1.5           Type of Option. Subject to Section 6.1 of the Plan, the Option is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Company that the Option is or will be determined to be an Incentive Stock Option within the meaning of Section 422 of the Code. To the extent this Option is not treated as an Incentive Stock Option, it will be treated as a Nonqualified Stock Option. If the Option (including all other Options under the Plan and all other incentive stock options of the Company or any Subsidiary) are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the Date of Grant) that exceeds one hundred thousand dollars ($100,000), the Option shall be treated as a Nonqualified Stock Option to the extent required by Section 422 of the Code with respect to such excess Shares.

1.6           Construction. This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

1.7           Execution of Agreement. The Option is evidenced by this Agreement. If the Optionee does not execute this Agreement within thirty (30) days of receiving the Agreement, the Committee may in its discretion cancel the Option and this Agreement.

2.            Duration.

The Option shall be exercisable to the extent and in the manner provided herein for a period of ten (10) years from the Date of Grant (five (5) years from the Date of Grant if the Participant owns (within the meaning of Section 424(d) of the Code) stock of the Company or any Subsidiary possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or Subsidiary) (the “Exercise Term”); provided, however, that the Exercise Term may end earlier as provided in Sections 5 and 13 hereof.

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3.            Vesting.

The Option shall vest and become exercisable in accordance with the vesting schedule specified in Exhibit B. The Optionee may exercise the Option to the extent it is vested during the Exercise Term, subject to any limitations on exercise contained in Section 7 hereof.

4.            Manner of Exercise and Payment.

4.1           Delivery. To exercise the Option, the Optionee must deliver a completed copy of the Option Exercise Form, attached hereto as Exhibit A and incorporated herein by reference, to the address indicated on such Form or such other address designated by the Company from time to time. The Committee may establish a minimum number of Shares (e.g., 100) for which the Option may be exercised at a particular time. Contemporaneously with the delivery of the Option Exercise Form, the Optionee shall tender to the Company the aggregate Option Exercise Price for the Shares as to which the Optionee is exercising the Option by (i) cash, check, or wire transfer, (ii) delivering or properly attesting to ownership of Shares (that have been owned by the Optionee for such period as may be required by the Committee) with a Fair Market Value at the date of exercise equal to the aggregate Option Exercise Price for the Shares as to which the Optionee is exercising the Option, (iii) delivery of a proper notice electing a Net Exercise, (iv) a broker-assisted cashless exercise transaction through a brokerage firm designated by the Optionee, (v) such other method of payment as may be acceptable to the Committee pursuant to the Plan or (vi) any combination of the foregoing. The Company shall deliver to the Optionee certificates evidencing the Shares as to which the Option was exercised within thirty (30) days of the date on which the Optionee delivers the Option Exercise Form and makes payment of the aggregate Option Exercise Price to the Company or shall make such Shares available for electronic delivery in the U.S. to an account the Optionee designates in writing within three (3) business days after the date on which the Optionee delivers the Option Exercise Form and makes payment of the aggregate Option Exercise Price to the Company, and in either case such Shares shall be free and clear of all liens, security interests, pledges or other claims or charges, except those provided in this Agreement or the Plan, or any other agreement affecting the Shares. Notwithstanding the foregoing, if the Optionee is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, the Optionee may not exercise any Option prior to the date that is six (6) months after the Date of Grant unless the Optionee’s employment has terminated due to death, Disability, or Retirement or unless a Change in Control has occurred after the Date of Grant.

4.2           No Rights as Shareholder. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised, (ii) the Company shall have issued and delivered the Shares to the Optionee, and (iii) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares, subject to divestment pursuant to Section 13.

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5.            Termination of Employment.

5.1           Termination of Employment for Cause. If the Optionee’s employment is terminated by the Company for Cause, the outstanding Option shall expire immediately, and the Optionee’s right to exercise the outstanding Option (whether or not vested) shall terminate immediately upon the date of the Optionee’s termination of employment.

5.2           Termination of Employment by Death. In the event the Optionee dies while actively employed by the Company, the outstanding unvested portion of the Option shall immediately vest, and thereafter the Option shall remain exercisable at any time prior to its expiration date, or for one (1) year after the date of death, whichever period is shorter, (i) by such person(s) who have acquired the Optionee’s rights by will or the laws of descent and distribution, or (ii) if no such person in (i) exists, by the executor or representative of the Optionee’s estate.

5.3           Termination of Employment by Disability. In the event the employment of the Optionee with the Company is terminated by reason of Disability (as defined in the Plan), the outstanding unvested portion of the Option shall expire as of the date the employment of the Optionee is terminated by reason of Disability, and the outstanding vested portion of the Option as of that date shall remain exercisable at any time prior to its expiration date or for one (1) year after the termination of the Optionee’s employment by reason of Disability, whichever period is shorter.

5.4           Termination of Employment Without Cause or Voluntary Termination. If the Optionee’s employment with the Company is terminated involuntarily by the Company without Cause, or the Optionee voluntarily terminates his or her employment with the Company (including upon Retirement), the unvested portion of the Option shall expire, and the outstanding vested portion of the Option as of the date of termination of employment shall remain exercisable at any time prior to its expiration date or for three (3) months (one (1) year in the case of Retirement) after the date of termination of employment, whichever period is shorter.

5.5           Change In Control. If a Change in Control (as defined in the Plan) occurs during the term of this Agreement and Optionee’s employment is terminated within six (6) months prior to or eighteen (18) months following the date of the Change in Control, and if such termination is an involuntary termination by the Company without Cause (as defined in the Plan), and does not arise as a result of Executive’s death or Disability (as defined in the Plan), or a termination by Optionee for Good Reason, the unvested portion of the Option shall fully vest immediately upon the Change in Control and become immediately exercisable. The Option shall remain exercisable in accordance with the other provisions of this Agreement, provided that, notwithstanding the other provisions of this Agreement, the Option shall remain exercisable at any time prior to its expiration date or for a period of one (1) year after the date of termination of employment, whichever period is shorter.

For purposes of this Section 5.5, a “Good Reason” for termination by Optionee of Optionee’s employment shall mean the occurrence (without the Optionee’s express written consent), within six (6) months prior to or eighteen (18) months following the date of the Change in Control, of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraphs (i), (iii), or (iv) below, such

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act or failure to act is corrected prior to the date of termination specified in the notice of termination given in respect thereof:

(i)           the substantial adverse change in Optionee’s responsibilities at the Company from those in effect immediately prior to the date that is six (6) months prior to the date of a Change in Control (the “Measurement Date”);

(ii)          the required relocation of Optionee to a location outside of the market area of the Company on the Measurement Date;

(iii)         a material reduction from those in effect on the Measurement Date in the levels of coverage of Optionee under the Company’s director and officer liability insurance policy or indemnification commitments; or

(iv)        after the Measurement Date, a reduction in Optionee’s base salary, a reduction in his incentive compensation or the failure by the Company to continue to provide Optionee with benefits substantially similar to those enjoyed by Optionee under any of the Company’s pension, deferred compensation, life insurance, medical, health and accident or disability plans in which Optionee was participating at the Measurement Date, the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive Optionee of any material fringe benefit enjoyed by Optionee at the Measurement Date.

Optionee’s right to terminate the Optionee’s employment for Good Reason shall not be affected by the Optionee’s incapacity due to physical or mental illness, except for a Disability. Optionee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

5.6           Employment by Subsidiary. For purposes of this Section and Sections 8 and 13, employment with the Company includes employment with any Subsidiary and service as a member of the Board of Directors of the Company or a Subsidiary. A change of employment between the Company and any Subsidiary or between Subsidiaries or a change in the nature of the Optionee’s service relationship with the Company and the Subsidiaries (e.g., from employee to Director or Director to employee) without any interruption in the Optionee’s provision of services is not a termination of employment under this Agreement.

6.            Nontransferability.

The Option shall not be transferable other than by will or by the laws of descent and distribution, and, during the lifetime of the Optionee, the Option shall be exercisable only by the Optionee except as provided in Section 5.2.

7.            Securities Laws Restrictions.

The Option may not be exercised at any time unless, in the opinion of counsel for the

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Company, the issuance and sale of the Shares issued upon such exercise is exempt from registration under the Securities Act of 1933, as amended, or any other applicable federal or state securities law, rule or regulation, or the Shares have been duly registered under such laws. The Company intends to register the Shares issuable upon the exercise of the Option; however, until the Shares have been registered under all applicable laws, the Optionee shall represent, warrant and agree, as a condition to the exercise of any Option, that the Shares are being purchased for investment only and without a view to any sale or distribution of such Shares and that such Shares shall not be transferred or disposed of in any manner without registration under such laws, unless it is the opinion of counsel for the Company that such a disposition is exempt from such registration. The Optionee acknowledges that an appropriate legend giving notice of the foregoing restrictions may appear conspicuously on all certificates evidencing the Shares issued upon the exercise of the Option.

8.            No Right to Continued Employment.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee’s employment at any time.

9.            Adjustments; Company Transactions.

9.1           In the event of a change in capitalization, the Committee shall make appropriate adjustments in accordance with the provisions of Section 4.3 of the Plan. The adjustment shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

9.2           In the event of a proposed sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that shareholders of the Company immediately prior to the merger exchange their Shares of stock in the Company for cash and/or shares of another entity or any other Change in Control or corporate transaction to which the Committee deems this provision applicable (any such event is referred to as a “Transaction”), the Committee may, in its discretion, without consent of the Optionee:

(i)           cause the Option to be assumed, or arrange for the substitution, in exchange for the Option, of options to purchase equity securities other than Shares (including, if appropriate, equity securities of an entity other than the Company), on such terms and conditions as the Committee determines are appropriate;

(ii)          accelerate the vesting of or right to exercise the Option, in whole or in part, immediately prior to or in connection with the closing or completion of any such Transaction, and cause the expiration of the Option to the extent not vested, or not timely exercised or purchased by the date of the closing or completion of any such Transaction or other date thereafter designated by the Committee; or

(iii)         cancel or arrange for the cancellation of all or any portion of the Option in exchange for a cash payment of the excess, if any, of the Fair Market Value of the Shares or portion thereof being canceled over the purchase price with respect to the Option or portion

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thereof being canceled (an Option whose purchase price equals or exceeds the Fair Market Value of the Shares may be canceled without any payment therefor).

10.           Withholding of Taxes.

10.1           Prior to the issuance of Shares to the Optionee upon exercise of the Option, the Optionee shall pay the federal, state, and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) (if any) to the Company in cash or by check or wire transfer. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the “Tax Election”) to satisfy such withholding obligation by a broker-assisted cashless exercise transaction through a brokerage firm designated by the Optionee, by delivering Shares (that have been owned by the Optionee for such period as may be required by the Committee) or by having the Company retain from the Shares to be delivered a number of Shares having an aggregate Fair Market Value equal to the Withholding Taxes, provided that, if the Optionee may be subject to liability under Section 16(b) of the Exchange Act, the election must comply with the requirements applicable to Share transactions by the Optionee, and Shares may only be used to pay the minimum required withholdings. The Company shall have the right to deduct from any amounts payable to the Optionee for salary, bonuses or otherwise an amount equal to Withholding Taxes with respect to the Option.

10.2           If the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to him pursuant to his exercise of the Option within the two-year period commencing on the day after the Date of Grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding Taxes (if any).

11.           Optionee Bound by the Plan.

The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

12.           Modification of Agreement.

Except as expressly otherwise provided herein, this Agreement may not be modified, amended, suspended or terminated, and any terms or conditions may not be waived, except by a written instrument executed by the parties hereto.

13.           Cancellation and Rescission of Awards; Return of Profits.

13.1           If, during his employment with the Company or at any time during the one (1) year period after the Date of Termination, the Optionee violates the restrictive covenants set forth in Section 13.2 below, then the Committee shall, notwithstanding any other provision in this Agreement to the contrary, (i) cancel any outstanding portion of the Option (whether or not vested), and (ii) repurchase any Shares issued to the Optionee pursuant to exercise of the Option

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during the period six (6) months prior to and one (1) year after the Date of Termination at a per Share repurchase price equal to the Option Exercise Price, and require the Optionee to pay to the Company any gain realized by Optionee from the sale of Shares issued to the Optionee pursuant to exercise of the Option during such period.

13.2        The Optionee will not directly or indirectly, individually, or on behalf of any Person other than the Company or a Subsidiary:

(i)           solicit any Customers for the purpose of providing services identical to or reasonably substitutable for the Company’s Business;

(ii)          solicit or induce, or in any manner attempt to solicit or induce, any Person employed by the Company to leave such employment, whether or not such employment is pursuant to a written contract with the Company or any Subsidiary or is at will;

(iii)         engage in any Restricted Activities within the Territory or from a business location servicing any part of the Territory;

(iv)         manage any personnel engaging in any Restricted Activities within the Territory; or

(v)          knowingly or intentionally damage or destroy the goodwill and esteem of the Company, any Subsidiary, the Company’s Business or the Company’s or any Subsidiary’s suppliers, employees, patrons, customers , and others who may at any time have or have had relations with the Company or any Subsidiary.

The Optionee further agrees that he or she will not, except as necessary to carry out his duties as an employee of the Company, disclose or use Confidential Information. The Optionee further agrees that, upon termination or expiration of employment with the Company for any reason whatsoever or at any time, the Optionee will upon request by the Company deliver promptly to the Company all materials (including electronically-stored materials), documents, plans, records, notes, or other papers, and any copies in the Optionee’s possession or control, relating in any way to the Company’s Business, which at all times shall be the property of the Company.

13.3       For purposes of this Section 13, the following terms shall have the meanings specified below:

(i)           “Company’s Business” means the business of operating a commercial or retail bank, savings association, mutual thrift, credit union, trust company, securities brokerage or insurance agency.

(ii)          “Confidential Information” means information, without regard to form, relating to the Company’s or any Subsidiary’s customers, operation, finances, and business that derives economic value, actual or potential, from not being generally known to other Persons, including, but not limited to, technical or non-technical data (including personnel data), formulas, patterns, compilations (including compilations of customer information), programs, devices, methods, techniques, processes, financial data or lists of actual or potential customers (including

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identifying information about customers), whether or not in writing. Confidential Information includes information disclosed to the Company or any Subsidiary by third parties that the Company or any Subsidiary is obligated to maintain as confidential. Confidential Information subject to this Agreement may include information that is not a trade secret under applicable law, but information not constituting a trade secret only shall be treated as Confidential Information under this Agreement for a two (2) year period after the Date of Termination.

(iii)         “Customers” means all Persons that (1) the Optionee serviced or solicited on behalf of the Company or any Subsidiary, (2) whose dealings with the Company or any Subsidiary were coordinated or supervised, in whole or in part, by the Optionee, or (3) about whom the Optionee obtained Confidential Information, in each case during the term of this Agreement or while otherwise employed by the Company.

(iv)         “Date of Termination” means the date upon which the Optionee’s employment with the Company ceases for any reason.

(v)          “Person” means any individual, corporation, bank, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity.

(vi)         “Restricted Activities” means serving as a director, officer, executive, manager, employee or business consultant for a commercial or retail bank, savings association, mutual thrift, credit union, trust company, securities brokerage or insurance agency.

14.           Severability; Scope of Restrictions.

        Should any provision of this Agreement, including Section 13, be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms. If any court of competent jurisdiction shall determine that the restrictions set forth in any provision of Section 13 are overbroad or unreasonable as applied to Optionee, the parties hereto acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and the Agreement shall be modified to that extent.

15.           Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States and the laws of the State of Georgia without giving effect to the conflicts of laws principles thereof.

16.           Successors in Interest.

This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and, subject to Section 9.2, upon any person acquiring, whether by merger, consolidation, reorganization, purchase of stock or assets, or otherwise, all or substantially all of the Company’s assets and business. This Agreement shall inure to the benefit of the Optionee’s heirs and legal representatives. All obligations imposed upon the Optionee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Optionee’s heirs,

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executors, administrators and successors.

17.           Entire Agreement.

This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

18.           Resolution of Disputes.

18.1           Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement and the Plan shall be determined by the Committee. Any determination made by the Committee shall be final, binding and conclusive on the Optionee and the Company and their successors, assigns, heirs, executors, administrators and legal representatives for all purposes.

18.2           To the extent permitted by applicable law, any dispute, disagreement or claim which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement or the Plan, any breach hereof or thereof, or relating to the enforcement or arbitrability of any provision hereof or thereof, shall be settled by binding arbitration in Atlanta, Georgia by the American Arbitration Association. Judgment on the arbitrator’s award shall be final and may be entered in any court having jurisdiction thereof. Except as may otherwise be determined by the arbitrator(s), each party shall be solely responsible for any expenses (including attorneys’ fees and disbursements, court costs and expert witness fees) incurred by it or on its behalf in investigating and enforcing any rights under this Agreement, and each party shall bear one-half of the fees and expenses of the arbitrator(s) in connection with any arbitration or other proceeding.

18.3           THIS AGREEMENT CONTAINS AN ARBITRATION CLAUSE. BY SIGNING THIS AGREEMENT, THE PARTIES AGREE THAT EACH PARTY TO THIS AGREEMENT IS GIVING UP THE RIGHT TO SUE THE OTHER PARTY IN COURT, INCLUDING THE RIGHT TO A TRIAL BY JURY. ARBITRATION AWARDS ARE GENERALLY FINAL AND BINDING; A PARTY’S ABILITY TO HAVE A COURT REVERSE OR MODIFY AN ARBITRATION AWARD IS VERY LIMITED. THE ABILITY OF THE PARTIES TO OBTAIN DOCUMENTS, WITNESS STATEMENTS AND OTHER DISCOVERY IS GENERALLY MORE LIMITED IN ARBITRATION THAN IN COURT PROCEEDINGS. THE ARBITRATOR(S) DO NOT HAVE TO EXPLAIN THE REASON(S) FOR THEIR AWARD. THE ARBITRATION RULES MAY IMPOSE TIME LIMITS FOR BRINGING A CLAIM IN ARBITRATION. IN SOME CASES, A CLAIM THAT IS INELIGIBLE FOR ARBITRATION COULD HAVE OTHERWISE BEEN BROUGHT IN COURT.

19.           Legal Construction.

The legal construction and interpretation of this Agreement (including, but not limited to, issues of gender, plural or singular, governing law and severability) shall be governed by the

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provisions of Article 19 of the Plan.

20.           Section 409A.

This Option is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the standards, regulations or other guidance promulgated hereunder (“Section 409A”). Any action that may be taken (and, to the extent possible, any action actually taken) by the Company shall not be taken (or shall be void and without effect), if such action results in the Option becoming subject to and violating the requirements of Section 409A. Any provision in this Agreement that is determined to result in the Option becoming subject to and violating the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Agreement to conform the Option’s exemption from Section 409A that is not expressly set forth herein shall be deemed to be set forth herein, and the Agreement shall be administered in all respects as if such provision were expressly set forth.

[EXECUTION PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

UNITED COMMUNITY BANKS, INC.

By:

Name:

Title:

By signing below, the Optionee hereby accepts the Option subject to all its terms and provisions and agrees to be bound by the terms and provisions of this Agreement and the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company, or the Compensation Committee or other Committee responsible for the administration of the Plan, upon any questions arising under the Plan. The Optionee authorizes the Company to withhold, in accordance with applicable law, from any compensation payable to him or her, any taxes required to be withheld by federal, state, local or foreign law as a result of the grant, existence or exercise of the Option, or subsequent sale of the Shares.

OPTIONEE

By:

Name:

[EXHIBITS FOLLOW]

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